USANA Health Sciences, Inc.                         July 23, 2024
Q2 2024 Management Commentary

Key Financial & Operating Results
•Second quarter net sales were $213 million versus $238 million during Q2 2023.
•Second quarter diluted EPS was $0.54 as compared with $0.89 during Q2 2023.
•Company updates fiscal year 2024 net sales and diluted EPS outlook to $850 million to $880 million and $2.40 to $2.55 (previously $850 million to $920 million and $2.40 to $3.00).

Overview

Sales performance in the second quarter was below our expectations as ongoing macroeconomic pressures in several of our key markets continued to impact consumer spending. To maintain the appropriate annual cadence of promotions and incentives for our business, we also offered fewer promotions during the second quarter and experienced lower levels of spend per customer in certain markets. Combined, these factors made it difficult for our sales force to attract new customers and generate positive sales momentum during the quarter.

Notwithstanding the near-term challenges facing our business, we continue to generate solid cash flow and our balance sheet sheet remains robust with zero debt and $332 million of cash. This enables us the flexibility to continue to invest in strategic initiatives throughout the peaks and troughs of the business cycle, further strengthening USANA's position to drive sustainable long-term growth. We have invested in several strategic areas of our business over the past few quarters, including (i) restructuring our commercial team, (ii) heightening our focus on product innovation, (iii) increasing our efforts to engage our sales leaders with an Associate-first approach, (iv) expanding into India, and (v) continuing to pursue accretive M&A activities.

Our sales, marketing, and communications departments have been reorganized into one cohesive commercial team. This team is focused on delivering three fundamental benefits to our Associates: (1) best-in-class products, (2) an income opportunity that is simple and motivates the entrepreneur with a rewarding compensation plan, and (3) messaging that conveys product benefits and income opportunity in a simple and compelling manner. This new structure will also enable USANA to:
•Increase the value proposition of USANA to our Associates and customers by enhancing our already best-in-class products.
•Become faster and more agile in developing and releasing new products.
•Better understand specific Associate and customer needs in each of our markets to deliver a more tailored customer experience for them.
•Provide increased opportunities for Associate engagement including events, meetings, and reward trips.
•Improve USANA's compensation offering for both part and full-time entrepreneurs.

Next month, we will be hosting our Americas & Europe Convention in Las Vegas, Nevada where we plan to announce new product launches and upgrades. Strategic events going forward will continue to serve as the platform for introducing and launching our new and innovative products.

Our Associate engagement efforts during the quarter were focused on in-person events that we held throughout various markets in our Asia Pacific region. These events provide valuable educational forums for our Associates and are focused on business-building best practices. We have additional engagement-focused events in the back half of the year and plan to offer a more robust promotional calendar throughout the remainder of the year.

We will also continue to invest in building our brand and increasing our presence in India. Our brand and product offering have been embraced by customers in this new market during our first six months of operations, which has helped us attract many sales leaders, including health and business professionals, who will be instrumental to our success in India. We are encouraged by the meaningful long-term opportunity this market offers and by the strong foundation we are building there.

Our business development team also remains highly active in evaluating potential M&A opportunities within the broader health and wellness space that would be additive to USANA's long-term growth strategy. Specifically, we are looking for opportunities that provide: 1) products and/or services centered on health and wellness; 2) vertical integration; 3) product and category expansion; 4) channel expansion; and 5) expansion of USANA's core competencies.

Q2 2024 Financial Performance

Consolidated Results
Net Sales	$213 million	•-11% vs. Q2 2023
		•-8% constant currency vs. Q2 2023
		•-$5 million YOY FX impact, or -2%
		•-7% sequentially
		•-6% constant currency sequentially
Diluted EPS	$0.54	•-39% vs. Q2 2023
		•-37% sequentially
Active Customers	468,000	•-4% vs. Q2 2023
		•-5% sequentially
Balance Sheet and Share Repurchase Activity
We generated $8 million in operating cash flow during the second quarter and ended the quarter with $332 million in cash and cash equivalents while remaining debt-free.

As of June 29, 2024, inventories were $65 million, flat compared to the year end balance in fiscal 2023. Our in-house sourcing and manufacturing capabilities provide us with better control of inventory levels and help to mitigate supply chain risks while providing a meaningful contribution to delivering the highest quality nutritional products.

We did not repurchase any shares during the quarter. As of June 29, 2024, we had approximately $62 million remaining under the current share repurchase authorization.

Quarterly Income Statement Discussion
Gross margin decreased 70 basis points from the prior year to 81.1% of net sales. The decrease can largely be attributed to the negative impact of foreign currency exchange rates and the loss of leverage on fixed-period costs due to lower net sales.

Associate Incentives decreased 50 basis points from the prior year to 42.5% of net sales. The decrease largely reflects lower incentive and promotional expenses in the current year quarter.

Selling, General and Administrative expenses increased 160 basis points from the prior year to 30.2% as a percentage of net sales. The relative increase is primarily due to a loss of leverage on lower year-over-year net sales. On an absolute basis, SG&A expenses, decreased $3.8 million compared to the second quarter of 2023 due, in part, to lower event and advertising-related expenses.

The year-to-date effective tax rate increased to 43.0% from the 35.5% reported in the comparable period of 2023 or 37.7% for fiscal 2023. The higher effective tax rate can be attributed primarily to: 1) China’s increased relative share of USANA’s sales portfolio, 2) A concentration of infrastructure costs in our corporate headquarters, and 3) generally softer operating performance, including the impact of unfavorable exchange rates in our other markets around the world. The revised effective tax rate for June 2024 year-to-date created a larger impact, or true up, resulting in a tax rate of 48.4% for the second quarter of 2024.

Q2 2024 Regional Results:

Asia Pacific Region
Net Sales	$171 million	•-12% vs. Q2 2023
		•-9% constant currency vs. Q2 2023
		•-8% sequentially
		•80% of consolidated net sales
Active Customers	369,000	•-4% vs. Q2 2023
		•-7% sequentially
Asia Pacific Sub-Regions
Greater China
Net Sales	$116 million	•-10% vs. Q2 2023
		•-8% constant currency vs. Q2 2023

		•-9% sequentially
Active Customers	250,000	•Flat vs. Q2 2023
		•-9% sequentially
North Asia
Net Sales	$20 million	•-23% vs. Q2 2023
		•-19% constant currency vs. Q2 2023
		•-8% sequentially
Active Customers	42,000	•-18% vs. Q2 2023
		•-7% sequentially
Southeast Asia Pacific
Net Sales	$35 million	•-10% vs. Q2 2023
		•-7% constant currency vs. Q2 2023
		•-2% sequentially
Active Customers	77,000	•-6% vs. Q2 2023
		•+1% sequentially
Greater China: Net sales and local currency sales in mainland China decreased 11% and 8% year-over-year, respectively. Active Customers in this market were flat year-over-year. Sequentially, regional performance was impacted by our mainland China market, where both net sales and Active Customers decreased 9%. The primary driver of year-over-year and sequential performance is attributable to a lower level of promotional activity during the quarter.
North Asia: Net sales and local currency sales in South Korea declined 23% and 19% year-over-year, respectively, and Active Customers declined 16%. On a sequential basis, net sales and local currency sales declined 8% and 5%, respectively, while Active Customers declined 5%. Both year-over-year and sequential quarter declines reflect ongoing challenges in the local economy, which continue to negatively impacting consumer spending, thus making it difficult to attract new customers.
Southeast Asia Pacific: Net sales and local currency sales in Malaysia increased 1% and 6% year-over-year, respectively, while Active Customers declined 4% year-over-year. Sequentially, net sales and Active Customers in Malaysia increased 6% and 4%, respectively. We are encouraged to see some stabilization in our operating results in Malaysia. In the Philippines, net sales and local currency sales declined 32% and 29% year-over-year, respectively, while Active Customers were 18% lower. Sequentially, net sales and local currency sales in the Philippines declined 9% and 6%, respectively, while Active Customers were flat. A difficult operating environment, highlighted by economic pressures, continues to negatively impact our operating results in the Philippines.

Americas and Europe Region
Net Sales	$42 million	•-5% vs. Q2 2023
		•-5% constant currency vs.Q2 2023
		•-1% sequentially
		•20% of consolidated net sales
Active Customers	99,000	•-4% vs. Q2 2023
		•Flat sequentially

Americas and Europe Region: Net sales in Canada decreased 1% from the prior year while local currency sales grew 1%. Active Customers in this market increased 3%. Net sales in the United States declined 10% and Active Customers decreased 7% on a year-over-year basis. Sequentially, net sales and local currency sales in Canada grew 2% and 3%, respectively, while Active Customers increased 3%. In the United States, net sales declined 3% sequentially while Active Customers were 2% lower. We continue to see price-sensitivity amongst consumer in these two markets, however, we are encouraged by the stabilizing trends over the past few quarters.

Fiscal Year 2024 Outlook
The Company is updating its net sales and earnings per share outlook for fiscal year 2024, as follows:

Fiscal Year 2024 Outlook
	Revised Range	Previous Range
Consolidated Net Sales	$850 - $880 million	$850 - $920 million
Diluted EPS	$2.40- $2.55	$2.40 - $3.00

Our updated outlook for the year reflects:
•An unfavorable currency exchange rate impact on net sales and operating margin, as the strengthening of the U.S. dollar continued to weigh on our reported top line performance. We now expect that net sales will be negatively impacted by around $20 million for fiscal 2024.
•An operating margin in the range of 8.0% to 8.8% (previously 8.0% to 9.0%), reflecting lower than previously anticipated sales levels and pressures from the strengthening of the U.S. dollar.
•An annual effective tax rate of approximately 43% to 44% (previously 38% to 40%), due to unfavorable change in the mix of taxable income by market.
•An annualized diluted share count of 19.2 million (previously 19.3 million)

We anticipate a continued challenging operating environment across many of our markets in the back half of the year. We believe the previously outlined strategic initiatives coupled with increased efforts to engage with our Associate leaders, including through events and promotional activity, will help to support our business and counter the difficult operating environment. Overall, we remain committed to investing in our strategies to create long-term value for our stakeholders, and are confident in the long-term prospects for our business.

Jim Brown
President and CEO

Douglas Hekking
CFO

Safe Harbor
This Management Commentary contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Our actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including: global economic conditions generally, including continued inflationary pressure around the world and negative impact on our operating costs, consumer demand and consumer behavior in general; reliance upon our network of independent Associates; risk associated with governmental regulation of our products, manufacturing and direct selling business model in the United States, China and other key markets; potential negative effects of deteriorating foreign and/or trade relations between or among the United States, China and other key markets; potential negative effects from geopolitical relations and conflicts around the world, including the Russia-Ukraine conflict and the conflict in Israel; compliance with data privacy and security laws and regulations in our markets around the world; potential negative effects of material breaches of our information technology systems to the extent we experience a material breach; material failures of our information technology systems; adverse publicity risks globally; risks associated with commencing operations in India and future international expansion and operations; uncertainty relating to the fluctuation in U.S. and other international currencies; and the potential for a resurgence of COVID-19, or another pandemic, in any of our markets in the future and any related impact on consumer health, domestic and world economies, including any negative impact on discretionary spending, consumer demand, and consumer behavior in general. The contents of this Management Commentary should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this Management Commentary set forth our beliefs as of the date hereof. We do not undertake any obligation to update any forward-looking statement after the date hereof or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

Non-GAAP Financial Measures
The Company prepares its financial statements using U.S. generally accepted accounting principles (“U.S. GAAP” or “GAAP”). Constant currency net sales, earnings, EPS and other currency-related financial information (collectively, “Financial Results”) are non-GAAP financial measures that remove the impact of fluctuations in foreign-currency exchange rates (“FX”) and help facilitate period-to-period comparisons of the Company’s Financial Results that we believe provide investors an additional perspective on trends and underlying business results. Constant currency Financial Results are calculated by translating the current period's Financial Results at the same average exchange rates in effect during the applicable prior-year period and then comparing this amount to the prior-year period's Financial Results.

Investor contact:	Andrew Masuda
Investor Relations
(801) 954-7210
investor.relations@usanainc.com

Media contact:	Amy Haran
Public Relations
801-954-7280